Exhibit 99.1

NEWS RELEASE

Globus Medical completes acquisition of Nevro Corp.

AUDUBON, Pa., April 3, 2025 – Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology company, today announced it completed its previously announced acquisition of Nevro Corp., a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain.

“We are excited to begin the journey of accelerating market penetration of Nevro’s differentiated high-frequency technology and bringing a much needed treatment option to patients suffering from chronic pain,” said Dan Scavilla, president and CEO of Globus Medical.

The acquisition of Nevro further expands Globus Medical’s presence in the musculoskeletal market, unlocking a $2 billion market opportunity. This strategic move positions Globus to further add to its product portfolio with the potential to alter the standard of care in the neuromodulation space and beyond.

Globus Medical plans to discuss the closing of the acquisition and the anticipated benefits of the expanded product offering during its first quarter earnings conference in May.

Nevro Corp. common stock ceased trading on the New York Stock Exchange prior to the open of the market on April 3, 2025. Further information about the transaction can be found in the Form 8-Ks filed with the SEC today by Nevro Corp. and Globus Medical, respectively.

Financial and Legal Advisors

Morgan Stanley & Co. LLC served as financial advisor to Globus Medical, and Wyrick Robbins Yates & Ponton LLP served as legal advisor. BofA Securities, Inc. served as financial advisor to Nevro Corp. and Latham & Watkins LLP served as legal advisor.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at https://www.globusmedical.com/.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro Corp. is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in the treatment of chronic pain. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint pain.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the Nevro business, trends in the medical industry and the ability of Globus Medical and Nevro to: (i) successfully integrate and achieve anticipated synergies, (ii) manage our growth, (iii) sustain profitability, (iv) sustain demand for products, (v) compete successfully (including without limitation success in convincing surgeons to use Globus Medical or Nevro products and the ability to attract and retain sales and other personnel, (vi) rapidly develop and introduce new products, (vii) develop and execute successful business strategies, (viii) comply with changes and applicable laws and regulations that are or may become applicable to Globus Medical and/or Nevro, (ix) safeguard our intellectual property, and (x) succeed in defending against legal proceedings in addition to general economic conditions and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, refer to the disclosure of each of Globus Medical and Nevro contained in each company’s most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in each company’s Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, each of Globus Medical and Nevro operates in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for Globus Medical and Nevro to predict all risk factors and uncertainties, nor can we assess the impact of all factors on the Globus Medical business and Nevro business, respectively, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Globus Medical and Nevro undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

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Investor contact:

Brian Kearns

610-930-1800

investors@globusmedical.com

Media contact:

Moran Chavez

media@globusmedical.com